EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
Report of Independent Accountants
To the Board of Trustees and Shareholders of Schwab Investments

In planning and performing our audit of the financial statements of Schwab Short/Intermediate Tax-Free Bond Fund, Schwab Long-Term Tax-Free Bond Fund, Schwab California Short/Intermediate Tax-Free Bond Fund, Schwab California Long-Term Tax-Free Bond Fund, Schwab Short-Term Bond Market Index Fund, Schwab Total Bond Market Index Fund, and Schwab YieldPlus Fund (seven of the portfolios constituting Schwab Investments, hereafter referred to as the "Funds") for the period ended August 31, 2000, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
October 2, 2000





EXHIBIT B:
Proxy Voting Results
(unaudited)

Shareholders of the funds covered in this report approved all proposals described in the most recent Schwab Funds proxy solicitation. A special meeting of the shareholders of Schwab Investments was held on June 1, 2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained. The results of the votes of shareholders are listed below by proposal.


                                     FOR               WITHHELD

PROPOSAL 1
ELECTION OF TRUSTEES

Charles R. Schwab                  164,731,678        19,977,396
Mariann Byerwalter                 164,731,678        19,977,396
Jeremiah H. Chafkin                164,731,678        19,977,396
Donald F. Dorward                  164,731,678        19,977,396
William A. Hasler                  164,731,678        19,977,396
Robert G. Holmes                   164,731,678        19,977,396
Steven L. Scheid                   164,731,678        19,977,396
Gerald B. Smith                    164,731,678        19,977,396
Donald R. Stephens                 164,731,678        19,977,396
Michael W. Wilsey                  164,731,678        19,977,396


                                  FOR        AGAINST       ABSTAINED(1)

PROPOSAL 2C1
TO APPROVE CHANGES TO RESTRICTIONS REGARDING BORROWING.

Schwab California Long-Term
 Tax-Free Bond Fund             7,341,208    300,707          238,318

Schwab Long-Term
 Tax-Free Bond Fund             3,400,219    360,579          121,620

Schwab Short/Intermediate
 Tax-Free Bond Fund             3,635,697     94,634          518,193

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund            4,363,922     186,412        1,128,413


PROPOSAL 2C2
TO APPROVE CHANGES TO RESTRICTIONS REGARDING LENDING.

Schwab California Long-Term
 Tax-Free Bond Fund            7,320,238     331,912          228,083

Schwab Long-Term
 Tax-Free Bond Fund            3,401,013     361,471          119,935

Schwab Short/Intermediate
 Tax-Free Bond Fund            3,638,105      95,922          514,497

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund            4,364,599     187,633        1,126,515


PROPOSAL 2C3
TO APPROVE CHANGES TO RESTRICTIONS REGARDING SENIOR SECURITIES.

Schwab California Long-Term
Tax-Free Bond Fund             7,329,147     294,221          256,865

Schwab Long-Term
 Tax-Free Bond Fund            3,394,759     364,273          123,387

Schwab Short/Intermediate
Tax-Free Bond Fund             3,615,852     116,389          516,283

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund            4,368,941     179,903        1,129,903


PROPOSAL 2D
TO APPROVE CHANGES TO RESTRICTIONS REGARDING DIVERSIFICATION.

Schwab Short-Term Bond
 Market Index Fund            12,076,627     215,556          293,611

Schwab Total Bond
 Market Index Fund            43,012,207     266,284          222,033


PROPOSAL 2F
TO APPROVE CHANGES TO RESTRICTIONS REGARDING RESTRICTED OR ILLIQUID
SECURITIES.

Schwab California
 Long-Term Tax-Free
 Bond Fund                     7,284,228     366,784         229,221

Schwab Long-Term
 Tax-Free Bond Fund           3,392,667      366,736         123,016

Schwab Short/Intermediate
 Tax-Free Bond Fund          3,569,410       164,617         514,497

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund         4,376,349       173,844         1,128,554


PROPOSAL 2H
TO APPROVE CHANGES TO RESTRICTIONS REGARDING OWNERSHIP OF SECURITIES.

Schwab California Long-Term
 Tax-Free Bond Fund           7,367,548       284,471      228,214

Schwab Long-Term
 Tax-Free Bond Fund           3,391,634       366,052      124,733

Schwab Short/Intermediate
 Tax-Free Bond Fund           3,606,993      125,677       515,854

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund          4,374,312       177,069      1,127,366


PROPOSAL 2I
TO APPROVE CHANGES TO RESTRICTIONS REGARDING INDUSTRY CONCENTRATION.

Schwab California
 Long-Term Tax-Free
 Bond Fund                    7,350,596       289,029       240,608

Schwab Long-Term
 Tax-Free Bond Fund          3,397,741        359,718       124,960

Schwab Short/Intermediate
 Tax-Free Bond Fund          3,633,612         99,002       515,910

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund          4,397,494        152,201      1,129,052


PROPOSAL 2J
TO APPROVE CHANGES TO RESTRICTIONS REGARDING COMMODITIES, FUTURES, AND REAL ESTATE.

Schwab California
 Long-Term Tax-Free
 Bond Fund                    7,321,972       327,834       230,427

Schwab Long-Term
 Tax-Free Bond Fund           3,401,076       361,481       119,862

Schwab Short/Intermediate
 Tax-Free Bond Fund          3,599,294        134,964       514,266

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund          4,364,097       186,763       1,127,887


PROPOSAL 2K
TO APPROVE CHANGES TO RESTRICTIONS REGARDING UNDERWRITING OF SECURITIES.

Schwab California
 Long-Term Tax-Free
 Bond Fund                   7,317,187       327,259        235,787

Schwab Long-Term
 Tax-Free Bond Fund          3,404,685        358,071        119,662

Schwab Short/Intermediate
 Tax-Free Bond Fund          3,637,166        96,723         514,635

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund         4,342,417        207,790        1,128,540


PROPOSAL 2L
TO APPROVE CHANGES TO RESTRICTIONS REGARDING CONTROL OF AN ISSUER.

Schwab Short-Term Bond
 Market Index Fund          12,083,817      202,207         299,770

Schwab California
 Long-Term Tax-Free
 Bond Fund                   7,333,693     310,908          235,632

Schwab Long-Term
 Tax-Free Bond Fund          3,407,157      354,678         120,584

Schwab Short/Intermediate
 Tax-Free Bond Fund          3,665,541       67,343         515,640

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund         4,381,509      168,186         1,129,052

Schwab Total Bond
 Market Index Fund         43,019,456      253,513          227,555


PROPOSAL 2N
TO APPROVE CHANGES TO RESTRICTIONS REGARDING NON-DIVERSIFICATION.

Schwab California
 Long-Term Tax-Free
 Bond Fund                   7,326,481        318,596        235,156

Schwab Long-Term
 Tax-Free Bond Fund          3,408,717        351,483        122,219

Schwab Short/Intermediate
 Tax-Free Bond Fund          3,659,908        72,595         516,021

Schwab California
 Short/Intermediate
 Tax-Free Bond Fund          4,389,688        164,505       1,124,554


(1) Includes broker non-votes.